EXHIBIT 23.1

CONSENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated April 16, 2007 with respect to the consolidated statements of net assets in liquidation of REMEC Inc. (the “Company”), as of January 31, 2007 and 2006, the related consolidated statements of changes in net assets in liquidation for the year ended January 31, 2007 and the period from September 3, 2005 to January 31, 2006 and the consolidated statements of operations, shareholders’ equity, and cash flows (going-concern) for the period from February 1, 2005 to September 2, 2005 and for the year then ended January 31, 2005:

(1)	Registration Statement (Form S-3 No.’s 333-114170, 333-111409, 333-106767, 333-31428, 333-83827, 333-46891, 333-45595, 333-45353, 333-45357, 333-30803 and 333-25437) of REMEC, Inc.,

(2)	Registration Statement (Form S-4 No.’s 333-90882, 333-74085, 333-27023 and 333-05343333-00000) of REMEC, Inc., and

(3)	Registration Statement (Form S-8 No.’s 333-108279, 333-102260, 333-98343, 333-67100, 333-67102, 333-37191, 333-37193, 333-04224, 333-16687, 333-27353, 333-23705) pertaining to the Employee Stock Purchase Plan, Spectrian 1992 Stock Plan, as amended, Spectrian 1994 Director Option Plan, as amended, Spectrian 1998 NonStatutory Stock Option Plan, as amended, Spectrian 1998 Employee Stock Purchase Plan, as amended, Non-Plan Options, Employee Stock Purchase Plan, Equity Incentive Plan and Employee Stock Purchase Plan of REMEC, Inc., C&S Hybrid, Inc. 1996 Equity Incentive Plan, Equity Incentive Plan and Employee Stock Purchase Plan, Magnum Microwave Corporation 1990 Employee Stock Option Plan and 1996 Nonemployee Directors Stock Option Plan, REMEC, Inc. Profit Sharing 401(k) Plan, Radian Technology, Inc. 1987 Stock Option Plan

Our audits also included the fiscal 2006 (through September 2, 2005) and fiscal 2005 financial information present in the financial statement schedule listed in Item 15(2). This schedule is the responsibility of REMEC, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is April 16, 2007, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ SQUAR, MILNER, PETERSON,

MIRANDA & WILLIAMSON, LLP

Newport Beach, California

April 25, 2007